EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Global Pension & Benefits Committee

Ball Corporation 401(k) and Employee Stock Ownership Plan

Westminster, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-37548, 333-32393, 333-67284, 333-84561, 333-150457 and 333-24061) of Ball Corporation 401(k) and Employee Stock Ownership Plan of our report dated June 15, 2026, relating to the financial statements and supplemental schedule of Ball Corporation 401(k) and Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

June 15, 2026

E-1